Exhibit 10.6

BASIC LEASE INFORMATION

LEASE DATE:	February 18, 1992

TENANTS:	Transplantation Technology, Inc., a Delaware Corporation (“TransTech”), and Metabolex, Inc., a California Corporation (“Metabolex”)

ADDRESS OF TENANT:	3872-3876 Bay Center Place Hayward, California 94545

LANDLORD:	Spieker-Singleton #87, A limited Partnership

ADDRESS OF LANDLORD:	6000 Stoneridge Mall Road, Suite 270 Pleasanton, CA 94588

Project Description:	A four building 128,700 square foot business park located on Breakwater Avenue, Whitesell Street, and Bay Center Place in Hayward, California and known as Bay Center Business Park, Phase II. The project is outlined in green on Exhibit “A”.

Building Description:	A 41,600 square foot building located in Bay Center Business Park, Phase II, in Hayward, California, as outlined in blue on Exhibit “A”.

Premises:	12,862 square feet in Building D of Bay Center Business Park, Phase II, more commonly known as 3872-3876 Bay Center Place in Hayward, California as crosshatched in Exhibit “A”.

Permitted Uses:	General office, research and development and pilot production of biological technology.

Occupancy Density:	Fifty (50) people

Scheduled Term Commencement Date:	April 1, 1992

Length of Term:	Five (5) years

Rent:

Base Rent:	See Paragraph 37

Estimated First Year Basic Operating Cost:	$1,544.00 per month

Security Deposit:	$12,000.00

Tenant’s Proportionate Share:	30.92% of Building 9.99% of Project

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

EXHIBIT “A”	Site Plan, Legal Description
EXHIBIT “B”	Tenant Improvements and Specifications

LEASE

	THIS LEASE is made as of this 18th day of February, 1992, between Spieker-Singleton #87, A Limited Partnership, (hereinafter called “Landlord”) and Transplantation Technology, Inc., A Delaware Corporation (“TransTech”) and Metabolex, Inc., A California Corporation (“Metabolex”) (hereinafter collectively called “Tenant”).

PREMISES	1.	Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) crosshatched on Exhibit “A” and described in the Basic Lease Information. The Premises may be all or part of the building (the “Building”) or of the project (the “Project”) which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit “A”.

POSSESSION AND LEASE COMMENCEMENT	2.	A. The Term Commencement Date shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications described in Paragraph 38 herein whether or not substantial completion of the Building itself shall have occurred. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord’s architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding a requirement for Landlord to complete punch list items or similar corrective work. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. This Lease shall not commence, however, until the items outlined in Paragraph 38 have been completed. Minor punch list items shall be completed after Lease commencement.

TERM	3.	The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length and Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

USE	4.	A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the nonexclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall not use more than thirty-six (36) parking spaces.

		B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible except in full compliance with all applicable laws and regulations. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord’s prior written consent. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any liquids in the drainage system of the Building or Project which are prohibited by law from disposal in the public sewer or which could cause damage to the system or contamination to the Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

		C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the use or occupancy of the Premises by Tenant other than structural changes or capital expenditures unless required of Tenant by law and caused by Tenant’s specific use of the Premises. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

RULES AND REGULATIONS	5.	Tenant and Tenant’s agents, employees shall faithfully observe and comply with the reasonable rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT	6.	Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

BASIC OPERATING COSTS	7.	A. Basic Operating Cost. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as additional Rent, Tenant’s Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

(1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any portion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of the net income of Landlord or the owner of any interest therein.

(2) All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of fire, casually and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord’s personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance.

(3) Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant) Items typically capitalized by GAAP shall be amortized over their useful life for the purposes of this Paragraph 7 with a 12% imputed interest rate.

(4) All maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

(5) Utilities which benefit all or a portion of the Premises.

(6) A management and accounting cost recovery equal to ten percent (10%) of Basic Operating Costs.

In the event that the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Project including Tenant. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for more than its prorata share of operating costs as defined on the first page of this Lease regardless of occupancy levels.

All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, in Landlord’s reasonable discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

B. Payment of Estimated Basic Operating Cost. “Estimated Basic Operating Cost” for any particular year shall mean Landlord’s estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant’s Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

C. Computation of Basic Operating Cost Adjustment. “Basic Operating Cost Adjustment” shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant’s payment based upon Estimated Basic Operating Cost is less than Tenant’s Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Basic Operating Cost exceed Tenant’s Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease for monetary obligations) then Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If, due to default, Landlord withholds payment of the difference then Landlord shall not be able to deduct the withheld amount from any outstanding security deposit. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

D. Net Lease. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in paragraph 7A incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

E. Tenant Audit. Tenant shall have the right, at Tenant’s expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord’s office, Landlord’s books and records applicable to Tenant’s Lease for purposes of verifying Landlord’s calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7B or 7C above, Tenant shall have the right, not later than sixty (60) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of six percent ( 6%) of Tenant’s Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord;

		otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 7E within sixty (60) days of receipt of Landlord’s statement provided pursuant to paragraph 7B or 7C, such statement shall be final and binding for all purposes hereof. Tenant shall have the right to look back up to five (5) years if an audit determines a discrepancy of more than six percent (6%) in any one year.

INSURANCE AND INDEMNIFICATION	8.	A. Casualty Insurance. Landlord agrees to maintain insurance insuring the Buildings of the Project of which the Premises are a part, against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than eighty percent (80%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

		B. Liability Insurance. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California, and (3) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the lease and upon each renewal of said insurance.

		C. Indemnification. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except as expressly otherwise provided in Paragraphs 10. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use of occupancy of the Premises by Tenant, or from activities of Tenant, its agents, servants, employees or invitees in or about the Premises or Project, (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Premises or Project, and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Landlord. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord or its agents, servants, employees or invitees. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

WAIVER OF SUBROGATION	9.	To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the Premises or any part thereof, or (d) claims arising by reason of the foregoing. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph.

LANDLORD’S REPAIR AND SERVICES	10.	Landlord shall at Landlord’s expense maintain the structural soundness of the roof, foundations and exterior walls of the Building in good repair and condition, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including but not limited to the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project in order to keep the Project in good repair and condition, which determination shall be at Landlord’s reasonable discretion. Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord’s option and at Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANTS REPAIRS	11.	Tenant shall at Tenant’s expense maintain all parts of the Premises in a good clean and secure condition promptly making all necessary repairs and replacements including but not limited to all windows, glass, doors and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, roofing, plumbing work and fixtures, downspouts, skylights, smoke hatches and roof vents. Tenant shall at Tenant’s expense also perform necessary pest extermination and regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.

ALTERATIONS	12.	Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the premises without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (b) are in Landlord’s opinion compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems, and (c) in Landlord’s opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods, any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord’s written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord including any costs or expenses which Landlord may incur (but not more than $500 per review) in electing to have an outside agency

		review said plans and specifications. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant’s expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant’s Proportionate Share of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other chargers imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Tenant shall be permitted to make non-structural alterations under $10,000 without Landlord’s consent provided Premises is returned to original condition at the end of the lease term.

SIGNS	13.	All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Tenant shall have the right to erect a sign in compliance with the buildings’ existing sign program.

INSPECTION/ POSTING NOTICES	14.	After reasonable notice, except in emergencies where no such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry unless Tenant cannot conduct business at all because of such entry. Six months prior to the end of the lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

UTILITIES	15.	Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner it the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption provided Tenant’s use of Premises is not unreasonably interferred with. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION	16.	Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both, and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust. Landlord will attempt to obtain a non-disturbance agreement from any subsequent mortgagor.

FINANCIAL STATEMENTS	17.	At the request of Landlord, Tenant shall provide to Landlord its current financial statement or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto. In addition to financial statements, Landlord may request periodic updates on the progress of research and development for the company’s products. Landlord will keep all information confidential.

ESTOPPEL CERTIFICATES	18.	Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of the Lease. Landlord also agrees to provide Tenant with an estoppel certificate should Tenant so request.

SECURITY DEPOSIT	19.	Tenant agrees to deposit with Landlord upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant’s obligations under this Lease have been fulfilled.

TENANTS REMEDIES	20.	Tenant shall look solely to Landlord’s interest in the Project for recovery of any judgement from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgement. Any lien obtained to enforce any such judgement and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT AND SUBLETTING	21.	A. Tenant shall not assign or sublet the Premises or any part thereof without Landlord’s prior written approval except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice ninety (90) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant or (but only if Landlord has been asked to consent to an assignment or sublease for the remainder of the term of this Lease) (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord’s prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord’s opinion increase Occupant Density of the Project, the proposed assignee or subtenant is of sound financial condition, and the proposed assignment or sublease would not be likely to result in any decrease in Rent. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

		B. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid, fifty percent ( 50%) to Tenant, fifty percent ( 50%) to Landlord.

		C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

		D. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this paragraph.

		E. If Tenant is a partnership, joint venture or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, or operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this paragraph. Landlord shall not be permitted to terminate this Lease in the event of a merger of one or both of the Tenants with a third party provided the successor organization has equal or better financial strength and equal or better business prospects.

		F. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

QUIET ENJOYMENT	22.	Landlord represents that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION	23.	A. If the whole or any substantial portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

		B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph 23A above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

		C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY DAMAGE	24.	A. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord’s opinion such repairs can be made either (1) within ninety (90) days, (2) in more than ninety (90) days but in less than one hundred eighty (180) days, or (3) in more than one hundred eighty (180) days from the date of such notice; Landlord’s determination shall be binding on Tenant.

		B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant If the Premises are

		untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

		C. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed in more than ninety (90) days but in less than one hundred thirty-five (135) days, then Landlord shall have the option of either (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred thirty-five (135) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

		D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord’s estimation be completed within one hundred thirty-five (135) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

		E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

		F. The provision of Section 1942, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.

HOLDING OVER	25.	If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of the daily rental for the first month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice of Landlord’s consent to Tenant’s holding over, such holding over shall constitute renewal of the Lease on terms mutually agreed to. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord’s right of reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord’s written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall apply.

DEFAULT	26.	A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

		(1) Abandonment. Vacation or abandonment of the premises by both TransTech and Metabolex for a continuous period in excess of five (5) days.

(2) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand;

(3) Other Obligations. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure, or such longer period as Landlord reasonably determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

		(4) General Assignment. A general assignment by Tenant for the benefit of creditors.

(5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6) Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

(7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

		B. Remedies Upon Default.

		(1) Rent. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

(2) Termination. In the event of the occurrence of any event of default Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant’s default or of such termination.

		(3) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under paragraph 26B(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession.

		C. Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of paragraph 26B(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (1) and (2) above shall be computed with interest at the maximum rate allowed by law. The “worth at the time of award” of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

		D. Late Charge. In addition to its other remedies and until termination of this Lease, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to a one time ten percent (10%) charge of the delinquency to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

		E. Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

		F. The obligations of TransTech and Metabolex shall be joint and several.

		G. Notwithstanding anything herein to the contrary, Tenant shall not be in default of its obligations under this Lease for so long as either TransTech or Metabolex is performing all of the covenants and conditions of this Lease to be performed by Tenant.

LIENS	27.	Tenant shall keep the premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s lien.

TRANSFERS BY LANDLORD	28.	In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF LANDLORD TO PERFORM TENANTS COVENANTS	29.	All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for fifteen (15) days after notice thereof by Landlord or whatever time is reasonably necesary if the work is expected to take longer than fifteen (15) days, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant’s part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

WAIVER	30.	If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant, Waiver of Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES	31.	Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

		A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

		B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when received by the

		United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS’ FEES	32.	In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys’ fees and court costs.

SUCCESSORS AND ASSIGNS	33.	This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.

FORCE MAJEURE	34.	Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord. With the exception of monetary obligations under this Lease, Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions.

MISCELLANEOUS	35.	A. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

		B. Time is of the essence regarding this Lease and all of its provisions.

		C. This Lease shall in all respects be governed by the laws of the State of California.

		D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

		E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

		F. This Lease may not be modified except by a written instrument by the parties hereto.

		G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

ADDITIONAL PROVISIONS	36.	BASE RENT. Monthly base rent shall be as follows:

Month 1	Free of Base Rent
Months 2-5	$.60/sf/mo NNN $7,718/month
Months 6-60	$.80/sf/mo NNN $10,290/month

37.	CONDITION OF PREMISES. Prior to the commencement date Landlord will, at Landlord’s reasonable discretion, fix/replace the tile as needed in the chemistry lab, fix/replace the carpet as needed and repaint office walls as needed. Existing attached casework is to remain along with one (1) fume hood per lab. DI piping from wash room will remain. All casework, piping, fume hoods and trade fixtures will remain the property of Landlord during and after the Lease. Other than this work, Tenant will accept the Premises in “as-is” condition.

38.	SPECIAL USE OF PREMISES. Landlord acknowledges Tenant’s use of animals for testing purposes on the Premises. Tenant will make every reasonable effort to conceal the delivery and disposal of such animals from all surrounding Tenants and will make every possible effort to prevent disturbances of any kind caused by the presence of these animals on the Premises. The use and disposal of such animals will be in accordance with all federal, state and local governmental regulations and reasonably designed to minimize the repercussions of such use upon BayCenter Business Park, Landlord and all other tenants in the park.

39.	FIRST RIGHT OF REFUSAL. Provided Tenant is not, and has not been, in default of any terms or conditions of this Lease, Tenant shall have a first right of refusal to lease all or any vacant portion of Building D. Upon notification by Landlord of the availability of such space, either orally or in writing, Tenant shall have five (5) business days to notify Landlord of Tenant’s desire to exercise Tenant’s first right of refusal on the same terms and conditions as Landlord has offered. In the event Tenant chooses not to occupy such space upon its initial availability, Tenant shall have the right of refusal to do so should such space become vacant again during the term of Tenant’s lease. If, Tenant exercises its first right of refusal in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month’s rent and security deposit for the adjacent space (in the same manner as provided for in this Lease), and the lease for the adjacent space shall be consummated without delay in accordance with the terms and conditions set forth in the lease offer.

40.	RENEWAL OPTION. Provided Tenant is not, and has not been, in default of its obligations under this Lease, Tenant shall have an option to release the Premises in “as is” condition for a term of five (5) years at fair market rent for space with a comparably equipped lab. In no event will the monthly rental be less than the rental for the last month of the previous term. Tenant shall give Landlord written notice of its intent to exercise its option at least one hundred eighty (180) days prior to the expiration of the current lease term. At least fifteen (15) days prior to that date, Landlord will have provided Tenant with terms and conditions including rent for the renewal period.

41.	LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

“LANDLORD”

Spieker-Singleton #87, A Limited Partnership

BY	/s/ Illegible

Its

“TENANT”

Transplantation Technology, Inc., A Delaware Corporation

BY	/s/ Illegible

Its	President

“TENANT”

METABOLEX, Inc., A California Corporation

BY	/s/ Illegible

Its	President

SITE PLAN

Future Phase II
BAY CENTER PLACE
WHITESELL STREET
BUILDING D
41,600 SQ.FT.
BUILDING C
19,200 SQ.FT.
BUILDING B
23,620 SQ.FT.
BUILDING A
44,280 SQ.FT.
Typical Drive-in Doors
Common Dock
BREAKWATER AVENUE
HIGHWAY 92

Exhibit A